Exhibit 10.3
ABBVIE INC.
NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AGREEMENT
On this «Grant_Day» day of «Grant_Month», 2021 (the “Grant Date”), AbbVie Inc. (the “Company”) hereby grants to «First Name» «MI» «Last Name» (the “Director”) a Restricted Stock Unit Award (the “Award”) of «NoShares12345» restricted stock units (the “Units”) representing the right to receive an equal number of Shares on a specified Delivery Date.
The Award is granted under the Program and is subject to the provisions of the Program, the Program prospectus, the Program administrative rules, applicable Company policies, and the terms and conditions set forth in this Agreement. In the event of any inconsistency among the provisions of this Agreement, the provisions of the Program, the Program prospectus, and the Program administrative rules, the provisions of the Program shall control.
The terms and conditions of the Award are as follows:
1.Definitions. To the extent not defined herein, capitalized terms shall have the same meaning as in the Program.
(a)    Agreement: This Restricted Stock Unit Agreement.
(b)    Data: Certain personal information about the Director held by the Company and the Subsidiary for which the Director provides services (if applicable), including (but not limited to) the Director’s name, home address and telephone number, email address, date of birth, social security, passport or other identification number, salary, nationality, job title, any Shares held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in the Director’s favor, for the purpose of managing and administering the Program.
(c)    Director’s Representative: The Director’s legal guardian or other legal representative.
(d)    Program: The AbbVie 2013 Incentive Stock Program.
(e)    Termination: A termination from service for any reason (including death or retirement) with the Board of Directors of the Company and all Subsidiaries.
2.Delivery Date and Shareholder Rights. The delivery dates for Shares underlying the Units is the date on which the Shares are payable to the Director after the Restrictions on such Units lapse pursuant to Section 4 below (each a “Delivery Date”). Prior to the Delivery Date:
(a)    the Director shall not be treated as a shareholder as to those Shares underlying the Units, and shall have only a contractual right to receive Shares, unsecured by any assets of the Company or its Subsidiaries;
(b)    the Director shall not be permitted to vote the Shares underlying the Units; and
Non-Employee Director RSU Agreement (US) (2021)

(c)    the Director’s right to receive such Shares will be subject to the adjustment provisions relating to mergers, reorganizations, and similar events set forth in the Program.
Subject to the requirements of local law, the Director shall receive cash payments equal to the dividends and distributions paid on Shares underlying the Units (the “Dividend Equivalents”) (other than dividends or distributions of securities of the Company which may be issued with respect to its Shares by virtue of any stock split, combination, stock dividend or recapitalization) to the same extent and on the same date as if each Unit were a Share; provided, however, that no Dividend Equivalents shall be payable to or for the benefit of the Director with respect to dividends or distributions the record date for which occurs on or after the applicable Delivery Date, the date the Director has forfeited the Units or, in some cases due to applicable law, the date the Restrictions on the Units have lapsed. For purposes of compliance with the requirements of Code Section 409A, to the extent applicable, the specified date for payment of any Dividend Equivalents to which the Director is entitled under this Section 2 is the calendar year during the term of this Agreement in which the associated dividends or distributions are paid on Shares underlying the Units. The Director shall have no right to determine the year in which Dividend Equivalents will be paid.
3.Restrictions. The Units shall be fully vested as of the Grant Date; provided, however, that the Units will be subject to subsections (3)(a), (b), and (c) below (collectively, the “Restrictions”) until the earlier to occur of the events described in subsection 4(a) or (b).
(a)    The Units may not be sold, exchanged, assigned, transferred, pledged, or otherwise disposed of.
(b)    Any additional Shares or other securities or property issued with respect to Shares covered by the Units as a result of any stock split, combination, stock dividend or recapitalization, shall be subject to the Restrictions and other provisions of the Program and this Agreement.
(c)    The Director shall not be entitled to receive any Shares prior to completion of all actions deemed appropriate by the Company to comply with federal, state or other applicable securities laws and stock exchange requirements.
4.Lapse of Restrictions. The Restrictions shall lapse and have no further force or effect and Shares underlying the Units shall be settled upon the earlier of the following events (each, a “Delivery Date”):
(a)    Termination Event. The date of the Director’s Termination; or

(b)    Change in Control. The date of occurrence of a Change in Control; provided that the event constituting a Change in Control is a “change in control event” as such term is defined in Treasury Regulation § 1.409A-3(i)(5).

Non-Employee Director RSU Agreement (US) (2021)

5.Withholding Taxes. The Director may satisfy any U.S. or non-U.S. federal, state, local or other applicable taxes arising from the grant of the Award, the lapse of Restrictions or the delivery of Shares pursuant to this Agreement by:
(a)    tendering a cash payment;
(b)    having the Company withhold Shares from the Shares to be delivered to satisfy the applicable withholding tax;
(c)    tendering Shares received in connection with the Units back to the Company; or
(d)    delivering other previously acquired Shares having a Fair Market Value approximately equal to the amount to be withheld.
The Company shall have the right and is hereby authorized to withhold from the Shares deliverable to the Director pursuant to this Agreement or (to the extent permitted by applicable law, including without limitation Code Section 409A) from any other compensation or other amount owing to the Director, such amount as may be necessary in the opinion of the Company to satisfy all such taxes, requirements and withholding obligations. If the Company withholds for tax purposes from the Shares otherwise to be delivered to the Director, the Director is deemed to have been issued the full number of Shares underlying the Units, subject to the Restrictions set forth in this Agreement.
Notwithstanding the foregoing, if the Director is subject to Section 16(b) of the Exchange Act, the Company will withhold using the method described in subsection 5(b) above unless the use of such withholding method is problematic under applicable laws or has materially adverse accounting consequences, in which case the Committee shall determine which of the other methods described in this Section 5 or in the Program shall be used to satisfy the applicable withholding obligations.
6.No Right to Continued Service. This Agreement and the Director’s participation in the Program is not and shall not be interpreted to:
(a)    form a contractual or other relationship with the Company or its Subsidiaries;
(b)    confer upon the Director any right to continue in the service of the Company or any of its Subsidiaries; or
(c)    interfere with the ability of the Company or its Subsidiaries to terminate the Director’s service at any time.
7.No Contract as of Right. The Award does not create any contractual or other right to receive additional Awards or other Program Benefits. Nothing contained in this Agreement is intended to create or enlarge any other contractual obligations between the Company and the Director. Future Awards, if any, and their terms and conditions, will be at the sole discretion of the Committee.

Non-Employee Director RSU Agreement (US) (2021)

8.Data Privacy.
(a)    Pursuant to applicable personal data protection laws, the collection, processing and transfer of the Director’s personal Data is necessary for the Company’s administration of the Program and the Director’s participation in the Program. The Director’s denial and/or objection to the collection, processing and transfer of personal Data may affect his or her ability to participate in the Program. As such (where required under applicable law), the Director:
(i)    voluntarily acknowledges, consents and agrees to the collection, use, processing and transfer of personal Data as described herein; and
(ii)    authorizes Data recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Director’s participation in the Program, including any requisite transfer of such Data as may be required for the administration of the Program and/or the subsequent holding of Shares on the Director’s behalf to a broker or other third party with whom the Director may elect to deposit any Shares acquired pursuant to the Program.
(b)    Data may be provided by the Director or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering and managing the Director’s participation in the Program. Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Director’s country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Program and for the Director’s participation in the Program.
(c)    The Company will transfer Data as necessary for the purpose of implementation, administration and management of the Director’s participation in the Program, and the Company and the Subsidiary that served by the Director (if applicable) may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Program. These recipients may be located throughout the world.

Non-Employee Director RSU Agreement (US) (2021)

(d)    The Director may, at any time, exercise his or her rights provided under applicable personal data protection laws, which may include the right to:
(i)    obtain confirmation as to the existence of the Data;
(ii)    verify the content, origin and accuracy of the Data;
(iii)    request the integration, update, amendment, deletion or blockage (for breach of applicable laws) of the Data; and
(iv)    oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Program and the Director’s participation in the Program.
The Director may seek to exercise these rights by contacting the Company’s corporate human resources department.
(e)    Upon request of the Company, the Director agrees to provide an executed data privacy consent form (or any other agreement or consent that may be required by the Company) to the Company that the Company may deem necessary to obtain from the Director for the purpose of administering his or her participation in the Program in compliance with the data privacy laws in the Director’s country, either now or in the future. The Director understands and agrees that he or she will not be able to participate in the Program if the Director fails to provide any such requested consent or agreement.

9.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Units, the Director’s participation in the Program or the Director’s acquisition or sale of the underlying Shares. The Director is hereby advised to consult with the Director’s own personal tax, legal and financial advisors regarding participation in the Program before taking any action related to the Program.
10.Entire Agreement. This Agreement and the Program constitute the entire agreement between the Director and the Company regarding the Award and supersede all prior and contemporaneous agreements and understandings, oral or written, between the parties regarding the Award. Except as expressly set forth herein, this Agreement (and any provision of this Agreement) may not be modified, changed or clarified by the parties, except in a writing specifying the modification, change or clarification signed by a duly authorized Company officer.
11.Succession. This Agreement shall be binding upon and operate for the benefit of the Company and its successors and assigns, and the Director, the Director’s Representative, and the person or persons to whom rights under the Award have passed by will or the laws of descent or distribution.

Non-Employee Director RSU Agreement (US) (2021)

12.Compliance with Applicable Laws and Regulations. The Company shall not be required to issue or deliver any Shares pursuant to this Agreement pending compliance with all applicable federal and state securities and other laws (including any registration requirements or tax withholding requirements) and compliance with the rules and practices of any stock exchange upon which the Company’s Shares are listed. If the Director relocates to another country, the Company may establish special or alternate terms and conditions as necessary or advisable to comply with local laws, rules or regulations, to facilitate the operation and administration of the Award and the Program and/or to accommodate the Director’s relocation.
13.Code Section 409A. Payments made pursuant to this Agreement are intended to be exempt from or otherwise comply with the provisions of Code Section 409A to the extent applicable. The Program and this Agreement shall be administered and interpreted in a manner consistent with this intent. If the Company determines that any payments under this Agreement are subject to Code Section 409A and this Agreement fails to comply with that section’s requirements, the Company may, at the Company’s sole discretion, and without the Director’s consent, amend this Agreement to cause it to comply with Code Section 409A or otherwise be exempt from Code Section 409A.
To the extent required to avoid accelerated taxation and/or tax penalties under Code Section 409A and applicable guidance issued thereunder, the Director shall not be deemed to have had a Termination unless the Director has incurred a “separation from service” as defined in Treasury Regulation §1.409A-1(h), and amounts that would otherwise be payable pursuant to this Agreement during the six-month period immediately following the Director’s Termination shall instead be paid on the first business day after the date that is six months following the Director’s Termination (or upon the Director’s death, if earlier). For purposes of Code Section 409A, to the extent applicable, all payments provided hereunder shall be treated as a right to a series of separate payments and each separately identified amount to which the Director is entitled under this Agreement shall be treated as a separate payment.
Although this Agreement and the payments provided hereunder are intended to be exempt from or otherwise comply with the requirements of Code Section 409A, the Company does not represent or warrant that this Agreement or the payments provided hereunder will comply with Code Section 409A or any other provision of federal, state, local, or non-United States law. None of the Company, its Subsidiaries, or their respective directors, officers, employees or advisers shall be liable to the Director (or any other individual claiming a benefit through the Director) for any tax, interest, or penalties the Director may owe as a result of compensation paid under this Agreement, and the Company and its Subsidiaries shall have no obligation to indemnify or otherwise protect the Director from the obligation to pay any taxes pursuant to Code Section 409A.

Non-Employee Director RSU Agreement (US) (2021)

14.Determinations. Each decision, determination, interpretation or other action made or taken pursuant to the provisions of this Agreement by the Company, the Committee or any delegate of the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Company, the Director, the Director’s Representative, and the person or persons to whom rights under the Award have passed by will or the laws of descent or distribution.
15.Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law. To the extent a court or tribunal of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, in whole or in part, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.
16.Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any state’s conflict of laws principles. For any legal action relating to this Agreement, the parties to this Agreement consent to the exclusive jurisdiction and venue of the federal courts of the Northern District of Illinois, USA, and, if there is no jurisdiction in federal court, to the exclusive jurisdiction and venue of the state courts in Lake County, Illinois, USA.
*    *    *
    IN WITNESS WHEREOF, the parties have caused this Agreement to be signed on their behalf.

ABBVIE INC.

By

Title

Non-Employee Director RSU Agreement (US) (2021)

DIRECTOR

By: SIGNED BY ELECTRONIC SIGNATURE

BY ELECTRONICALLY ACCEPTING THE AWARD, THE DIRECTOR AGREES THAT (1) SUCH ACCEPTANCE CONSTITUTES THE DIRECTOR’S ELECTRONIC SIGNATURE IN EXECUTION OF THIS AGREEMENT; (2) THE DIRECTOR AGREES TO BE BOUND BY THE PROVISIONS OF THE PROGRAM AND THE AGREEMENT; (3) THE DIRECTOR HAS REVIEWED THE PROGRAM AND THE AGREEMENT IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO ACCEPTING THE AWARD AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THE PROGRAM AND THE AGREEMENT; (4) THE DIRECTOR HAS BEEN PROVIDED WITH A COPY OR ELECTRONIC ACCESS TO A COPY OF THE U.S. PROSPECTUS FOR THE PROGRAM; AND (5) THE DIRECTOR HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE OR ITS DULY AUTHORIZED DELEGATE ON ANY QUESTIONS ARISING UNDER THE PROGRAM AND THE AGREEMENT.

Non-Employee Director RSU Agreement (US) (2021)